Exhibit 99.1

Envestnet Reports First Quarter 2015 Financial Results

Chicago, IL — May 7, 2015 — Envestnet (NYSE: ENV), a leading provider of unified wealth management technology and services to financial advisors, today reported financial results for its first quarter ended March 31, 2015.

Key Financial Metrics	First Quarter		%
(in millions except per share data)	2015	2014	Change

Adjusted Revenues(1)	$96.5	$78.5	23%

Adjusted EBITDA(1)	$16.8	$11.8	43%

Adjusted Net Income per Share(1)	$0.22	$0.17	29%

Financial Results for the First Quarter of 2015 Compared to the First Quarter of 2014:

•                  Adjusted Revenues(1) increased 23% to $96.5 million for the first quarter of 2015 from $78.5 million for the first quarter of 2014.

•                  Revenues from assets under management (AUM) or assets under administration (AUA) increased 21% to $81.1 million for the first quarter of 2015 from $67.1 million for the first quarter of 2014; total revenues, which include licensing and professional services fees, increased 23% to $96.5 million for the first quarter of 2015 from $78.5 million for the first quarter of 2014.

•                  Adjusted EBITDA(1) increased 43% to $16.8 million for the first quarter of 2015 compared to $11.8 million for the first quarter of 2014.

•                  Adjusted Net Income(1) was $8.2 million, or $0.22 per diluted share, for the first quarter of 2015 compared to $6.3 million, or $0.17 per diluted share, for the first quarter of 2014.

•                  Net income attributable to Envestnet, Inc. was $2.5 million, or $0.07 per diluted share, for the first quarter of 2015 compared to $3.0 million, or $0.08 per diluted share, for the first quarter of 2014.

“This year we have announced two strategically important transactions, Finance Logix and Upside, both of which are part of our mission to empower advisors with expanded functionality and support the wealth planning and management process,” said Jud Bergman, Chairman and CEO.

“First quarter results reflect ongoing support and growth among our advisors as Revenues and Adjusted EBITDA increased by 23% and 43%, respectively, compared to last year. We are also fully engaged in the largest and most complex conversions in the Company’s history which is a testament to our ability to deliver superior solutions to the industry’s leading institutions. Envestnet remains well-positioned to deliver meaningful growth in 2015 and beyond,” concluded Mr. Bergman.

Key Operating Metrics (AUM/A Only) as of and for the Quarter Ended March 31, 2015:

•                  Assets: $255.9 billion, up 30% from March 31, 2014

•                  Accounts: 999,649, up 26% from March 31, 2014

•                  Advisors: 29,023, up 19% from March 31, 2014

•                  Gross sales: $22.0 billion, resulting in net flows of $6.8 billion

The following table summarizes the changes in AUM and AUA for the quarter ended March 31, 2015:

In Millions Except Account Data	12/31/14	Gross Sales	Redemptions	Net Flows	Market Impact	3/31/15

Assets under Management (AUM)	$72,120	$6,182	$(4,287)	$1,895	$628	$74,643
Assets under Administration (AUA)	174,249	15,816	(10,929)	4,887	2,103	181,239
Total AUM/A	$246,369	$21,998	$(15,216)	$6,782	$2,731	$255,882
Fee-Based Accounts	977,625	77,770	(55,746)	22,024		999,649

The above AUM/A gross sales figures include $1.9 billion in new client conversions. The Company onboarded an additional $15.4 billion in licensing conversions during the first quarter, bringing total conversions for the quarter to $17.3 billion.

Review of First Quarter 2015 Financial Results

Adjusted Revenues(1) increased 23% to $96.5 million for the first quarter of 2015 from $78.5 million for the first quarter of 2014. The increase was primarily due to a 21% increase in revenues from AUM or AUA to $81.1 million from $67.1 million in the prior year period.

Total operating expenses increased 21% to $89.8 million in the first quarter of 2015 from $74.5 million in the first quarter of 2014. Cost of revenues increased 12% to $38.7 million in the first quarter of 2015 from $34.4 million in the first quarter of 2014 due to the increase in revenue from AUM or AUA, partially offset by Placemark revenue which is recognized net of manager fees. Compensation and benefits increased 34% to $31.5 million in the first quarter of 2015 from $23.5 million in the prior year period primarily due to the inclusion of Placemark and an increase in headcount to support growth in the business. General and administration expenses increased 17% to $14.2 million in the first quarter of 2015 from $12.2 million in the prior year period, partly due to the inclusion of Placemark.

Income from operations was $6.7 million for the first quarter of 2015 compared to $4.1 million for the first quarter of 2014. Net income attributable to Envestnet, Inc. was $2.5 million, or $0.07 per diluted share, for the first quarter of 2015 compared to $3.0 million, or $0.08 per diluted share, for the first quarter of 2014. Adjusted EBITDA(1) in the first quarter of 2015 was $16.8 million, compared to $11.8 million in the first quarter of 2014. Adjusted Net Income(1) was $8.2 million, compared to $6.3 million in the first quarter of 2014. Adjusted Net Income Per Share(1) was $0.22, compared to $0.17 in the first quarter of 2014.

At March 31, 2015, Envestnet had $209.9 million in cash and cash equivalents, and its revolving credit facility was undrawn with $100 million available.

Conference Call

Envestnet will host a conference call to discuss first quarter 2015 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (888) 516-2446, or for international callers (719) 457-2602. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 6201858.  The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of unified wealth management technology and services to investment advisors. Our open-architecture platforms unify and fortify the wealth management process, delivering unparalleled flexibility, accuracy, performance and value. Envestnet solutions enable the transformation of wealth management into a transparent, independent, objective and fully-aligned standard of care, and empower advisors to deliver better results.

Envestnet’s Advisor Suite® software empowers financial advisors to better manage client outcomes and strengthen their practice. Envestnet provides institutional-quality research and advanced portfolio solutions through our Portfolio Management Consultants group, Envestnet | PMC®. Envestnet | Tamarac provides leading rebalancing, reporting and practice management software.

(1) Non-GAAP Financial Measures

“Adjusted revenues” exclude the effect of purchase accounting on the fair value of acquired deferred revenue.  Under United States generally accepted accounting principles (GAAP), we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired.  Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income before interest income, interest expense, accretion on contingent consideration, income tax provision, depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration, and pre-tax loss attributable to non-controlling interest.

“Adjusted net income” represents net income before non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, accretion on contingent consideration, fair market value adjustment on contingent consideration, and net loss attributable to non-controlling interest. Reconciling items are tax effected using the income tax rates noted in the reconciliation table found in this release.

“Adjusted net income per share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. These measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, changes to the Company’s previously reported financial information as a result of political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”)

which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 7, 2015 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$209,914	$209,754
Fees and other receivables, net	26,198	20,345
Deferred tax assets, net	4,635	4,654
Prepaid expenses and other current assets	20,091	7,242
Total current assets	260,838	241,995

Property and equipment, net	17,087	16,629
Internally developed software, net	7,555	7,023
Intangible assets, net	58,514	58,654
Goodwill	104,976	104,976
Deferred tax assets, net	—	565
Other non-current assets	9,846	9,516
Total assets	$458,816	$439,358

Liabilities and Equity
Current liabilities:
Accrued expenses	$47,146	$48,247
Accounts payable	5,151	4,869
Contingent consideration	7,139	6,405
Deferred revenue	5,702	5,159
Total current liabilities	65,138	64,680

Convertible notes	146,411	145,203
Contingent consideration	5,624	7,462
Deferred revenue	10,499	6,954
Deferred rent	3,861	3,588
Lease incentive	5,445	5,550
Deferred tax liabilities, net	1,304	—
Other non-current liabilities	2,374	2,430
Total liabilities	240,656	235,867

Redeemable units in ERS, LLC	1,500	1,500

Equity:
Stockholders’ equity	216,104	201,435
Non-controlling interest	556	556
Total liabilities and equity	$458,816	$439,358

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Revenues:
Assets under management or administration	$81,077	$67,081
Licensing and professional services	15,377	11,458
Total revenues	96,454	78,539

Operating expenses:
Cost of revenues	38,695	34,437
Compensation and benefits	31,535	23,459
General and administration	14,209	12,150
Depreciation and amortization	5,333	4,422
Total operating expenses	89,772	74,468

Income from operations	6,682	4,071
Other (expense) income	(2,203)	81
Income before income tax provision	4,479	4,152

Income tax provision	1,968	1,284

Net income	2,511	2,868

Add: Net loss attributable to non-controlling interest	—	126
Net income attributable to Envestnet, Inc.	$2,511	$2,994

Net income per share attributable to Envestnet, Inc.:
Basic	$0.07	$0.09

Diluted	$0.07	$0.08

Weighted average common shares outstanding:
Basic	35,147,043	34,115,444

Diluted	37,316,934	36,558,983

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

OPERATING ACTIVITIES:
Net income	$2,511	$2,868
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,333	4,422
Deferred rent and lease incentive	168	(97)
Deferred income taxes	1,888	—
Stock-based compensation	3,419	2,568
Excess tax benefits from stock-based compensation	(11,468)	—
Interest expense	2,356	—
Accretion on contingent consideration	342	412
Fair market value adjustment on contingent consideration	(1,446)	—
Changes in operating assets and liabilities, net of acquisition:
Fees and other receivables	(5,853)	(2,128)
Prepaid expenses and other current assets	(1,375)	(123)
Other non-current assets	(661)	(284)
Accrued expenses	(2,180)	(3,700)
Accounts payable	188	1,269
Deferred revenue	4,088	1,091
Other non-current liabilities	(58)	21
Net cash provided by (used in) operating activities	(2,748)	6,319

INVESTING ACTIVITIES:
Purchases of property and equipment	(2,058)	(2,002)
Capitalization of internally developed software	(1,132)	(860)
Acquisition of business, net of cash acquired	(2,641)	—
Net cash used in investing activities	(5,831)	(2,862)

FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,710	839
Purchase of treasury stock for stock-based minimum tax withholdings	(6,441)	(1,609)
Excess tax benefits from stock-based compensation	11,468	—
Issuance of restricted stock	2	—
Net cash provided by (used in) financing activities	8,739	(770)

INCREASE IN CASH AND CASH EQUIVALENTS	160	2,687

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	209,754	49,942

CASH AND CASH EQUIVALENTS, END OF PERIOD	$209,914	$52,629

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Revenues	$96,454	$78,539
Deferred revenue fair value adjustment	—	—
Adjusted revenues	$96,454	$78,539

Net income	$2,511	$2,868
Add (deduct):
Interest income	(122)	(81)
Interest expense	2,356	—
Accretion on contingent consideration	342	412
Income tax provision	1,968	1,284
Depreciation and amortization	5,333	4,422
Non-cash compensation expense	3,419	2,568
Restructuring charges and transaction costs	1,430	104
Fair market value adjustment on contingent consideration	(1,446)	—
Severance expense	593	4
Pre-tax loss attributable to non-controlling interest	430	190
Adjusted EBITDA	$16,814	$11,771

Net income	$2,511	$2,868
Add (deduct):
Non-cash interest expense	924	—
Accretion on contingent consideration	205	247
Amortization of acquired intangibles	1,883	1,467
Non-cash compensation expense	2,052	1,541
Restructuring charges and transaction costs	928	62
Fair market value adjustment on contingent consideration	(868)	—
Severance expense	355	2
Net loss attributable to non-controlling interest	258	114
Adjusted net income	$8,248	$6,301

Diluted number of weighted-average shares outstanding	37,316,934	36,558,983

Adjusted net income per share	$0.22	$0.17

Note: Adjustments, excluding non-deductible transaction costs, are tax effected using an income tax rate of 40.0% for 2015 and 2014.

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except account and advisor data)

(Unaudited)

	As of
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015

Platform Assets
Assets Under Management (AUM)	$49,383	$53,063	$54,935	$72,120	$74,643
Assets Under Administration (AUA)	146,748	156,723	164,639	174,249	181,239
Subtotal AUM/A	196,131	209,786	219,574	246,369	255,882
Licensing	376,341	412,141	448,169	466,982	493,284
Total Platform Assets	$572,472	$621,927	$667,743	$713,351	$749,166

Platform Accounts
AUM	226,452	239,367	255,359	310,351	319,896
AUA	566,139	596,886	642,192	667,274	679,753
Subtotal AUM/A	792,591	836,253	897,551	977,625	999,649
Licensing	1,559,188	1,659,313	1,830,678	1,881,352	1,982,773
Total Platform Accounts	2,351,779	2,495,566	2,728,229	2,858,977	2,982,422

Advisors
AUM/A	24,369	24,945	24,887	28,605	29,023
Licensing	8,025	8,583	11,266	11,632	12,306
Total Advisors	32,394	33,528	36,153	40,237	41,329